UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL GEOPHYSICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	05-0574281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13927 South Gessner Road
Missouri City, Texas 77489
Telephone: (713) 972-9200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

P. Mathew Verghese
Senior Vice President and Chief Financial Officer
13927 South Gessner Road
Missouri City, Texas 77489
Telephone: (713) 808-7321
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James J. Spring, III
Chamberlain, Hrdlicka, White, Williams & Martin, P.C.
1200 Smith Street, Suite 1400
Houston, Texas 77002
Telephone: (713) 658-1818

Approximate date of commencement of proposed sale to the public:
At any time and from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Common Stock, $0.01 par value per share	12,396,634 (3)	$17.13	$212,354,340	-
Total	12,396,634	-	$212,354,340	$24,654.34

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued by the registrant to the Selling Stockholders named in this registration statement as a result of stock splits, stock dividends and anti-dilution provisions and interests to be issued pursuant to certain employee benefit plans.

(2)             The proposed maximum aggregate offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices reported for the registrant's common stock traded on the New York Stock Exchange on July 27, 2011.

(3)             Represents shares of common stock being registered for sale that have been issued to the Selling Stockholders named in this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell the securities identified in this prospectus until the registration statement filed with the Securities and Exchange Commission is declared to be effective. This prospectus is not an offer to sell securities and neither we nor the Selling Stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 28, 2011

PROSPECTUS

Global Geophysical Services, Inc.

12,396,634 Shares

Common Stock

This prospectus relates to the resale from time to time of up to 12,396,634 shares of our common stock (the "Shares"), which are currently held by the selling stockholders identified in this prospectus (the "Selling Stockholders").  The Selling Stockholders acquired the common stock from us pursuant to the transactions more fully described in the section entitled "Description of Securities to be Registered."

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

The Selling Stockholders may offer the Shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.  We are registering the Shares pursuant to that certain Stockholders Agreement, dated November 30, 2006, which we entered into with the Selling Stockholders (the "Stockholders Agreement").  Registration does not necessarily mean that the Selling Stockholders will offer or sell all or any of their Shares.

Our shares of common stock are currently traded on the New York Stock Exchange ("NYSE") under the symbol "GGS." On July 27, 2011, the closing sale price of our common stock was $17.12 per share.

Investing in our securities involves a high degree of risk. See "Risk Factors" on page 2 for a discussion of information that should be considered before purchasing any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July  , 2011.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell securities in any state where the offer of sale is not permitted.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.  You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process or continuous offering process.  The Selling Stockholders may sell from time to time the Shares in one or more offerings. We may, to the extent necessary, provide a prospectus supplement that will contain specific information about the Selling Stockholders and the terms of each specific offering.  A prospectus supplement may add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement.   This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than those securities referenced in this prospectus or any prospectus supplement.

You should read this prospectus, any applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" before making an investment in the Shares.  This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.  Unless stated or the context otherwise requires, references in this prospectus to "we," "us" and "our" refer to Global Geophysical Services, Inc. and its subsidiaries.

ABOUT GLOBAL GEOPHYSICAL SERVICES, INC.

We are a full-service, global provider of seismic data acquisition, multi-client data library and seismic data processing and interpretation services to the oil and natural gas industry, including our high resolution RG-3D Reservoir Grade® ("RG3D") seismic solutions.  Our seismic data solutions consist primarily of seismic data acquisition, microseismic monitoring, processing and interpretation services. Through these services, we deliver data that enables the creation of high resolution images of the earth's subsurface and reveal complex structural and stratigraphic details. These images are used primarily by oil and gas companies to identify geologic structures favorable to the accumulation of hydrocarbons, to reduce risk associated with oil and gas exploration, to optimize well completion techniques and to monitor changes in hydrocarbon reservoirs. We integrate seismic survey design, data acquisition, processing and interpretation to deliver enhanced services to our clients. In addition, we own and market a growing seismic data library and license this data to clients on a non-exclusive basis.

Our seismic solutions are used by many of the world's largest and most technically advanced oil and gas exploration and production companies, including national oil companies, major integrated oil companies, and large independent oil and gas companies. We provide seismic data acquisition on a worldwide basis for land, transition zone and shallow marine areas, including challenging environments such as marshes, forests, jungles, arctic climates, mountains and deserts. We also have significant operational experience in most of the major U.S. shale plays, including the Haynesville, Barnett, Bakken, Fayetteville, Eagle Ford and Woodford, where we believe our high resolution RG3D seismic solutions are particularly well-suited.

TERMS OF THE TRANSACTION

Shares to be Registered	12,396,634 shares of common stock held by the Selling Stockholders and having a $0.01 par value per share.
Determination of Offering Price	The Selling Stockholders will determine the price upon which they will sell the Shares.

Use of Proceeds	We will not receive any proceeds from the sale of Shares by the Selling Stockholders. See "Use of Proceeds."
Plan of Distribution	See "Plan of Distribution" for a discussion of the methods that may be used by the Selling Stockholders in their offer and sale of our Shares.
Risk Factors	See "Risk Factors" for a discussion of certain factors you should consider before investing in the Shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The shares of capital stock described in this prospectus are shares of our common stock.  The description of our common stock is contained in our registration statement on Form S-1/A filed with the SEC on April 21, 2010, including any amendment or report filed for the purpose of updating that description.

On November 22, 2006, we entered into that certain Subscription Agreement with the Selling Stockholders pursuant to which we issued 12,100,650 shares of our common stock (after accounting for the recapitalization of our Series A Convertible Stock, par value $.01 per share, into shares of our common stock pursuant to the Plan of Recapitalization dated December 18, 2009).

On March 29, 2007, we entered into that certain Warrant Agreement dated March 29, 2007 with the Selling Stockholders, pursuant to which we agreed to sell warrants to purchase up to an additional 390,000 shares of our common stock (after accounting for the recapitalization of our common stock pursuant to the Plan of Recapitalization dated December 18, 2009).  The warrants were exercisable for a period of two-years from the date of our Initial Public Offering, April 21, 2010, at an exercise price of $4.25 per share, as such price may be adjusted under the terms of the warrants.

On July 11, 2011, all of the warrants were exercised on a cashless basis under the terms of the warrants resulting in the issuance of a total of 295,984 shares of common stock to the Selling Stockholders.

Pursuant to the Stockholders Agreement, we agreed to effect the registration under the Securities Act of all or a portion of the registrable securities owned by the Selling Stockholders.  Additionally, we agreed to file a registration statement to permit the holder of such securities to sell the registrable securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

The issuances of the common stock and the warrants were exempt from registration under the Securities Act of 1933, as amended, (the "Securities Act") pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act.

RISK FACTORS

An investment in our securities involves risk.  Before you invest in the Shares, you should carefully consider the risks involved.  Accordingly, you should carefully consider the following risk factors, together with the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and any other filings we may make with the SEC, each such filing is hereby incorporated by reference into this prospectus.  Additionally, consideration should be given to all information contained in or incorporated by reference into this prospectus or any prospectus supplement regarding specific offerings of the Shares.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises the material risks of which we are aware.  If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer.  The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

Risks Relating to our Common Stock

Our stock price may be volatile, which could result in a decrease in value and you may not be able to resell our common stock at or above the market price you paid for such securities.

The market price of our common stock has been volatile and several factors beyond our control may impact our stock price and cause substantial fluctuations in the future.  Certain factors such as, but not limited to, the decrease in demand for or decrease in the price of oil, the effects of weather or other delays on our operations, the increase in costs of performing surveys, the loss of any customer relationship, the political and economic instability in oil and gas producing countries, the increased resale of our securities by current stockholders, the potential dilution of our common stock due to the exercise or exchange of outstanding warrants, the potential for increased regulation of the oil and gas industry resulting in a decrease in need for our services, the increase in interest rates, the release or announcement of negative information relating to the oil and gas industry or to our business, or the results of our operations fall below market expectations, could all result in a decrease in our stock price and loss of value to our stockholders.

In addition, the securities markets in general have experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also significantly affect the market price of our common stock, and the current market price may not be indicative of future prices.  Stock price volatility may make it more difficult to resell our common stock in the future at prices above your initial investment.

Future sales of common stock by our existing stockholders may cause our stock price to fall.

The resale of our common stock by our current stockholders or a perception by the market that existing stockholders might sell shares of common stock may cause the market price of our common stock to decline significantly.  Additionally, any resale by existing stockholders may make it more difficult for us to sell debt or equity securities at a time and place we deem appropriate.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference, contains forward-looking statements that involve substantial risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements.  All statements, other than statements of historical facts, contained in this prospectus, including, but not limited to, statements regarding our strategy, future operations, future financial position, future revenues, projected costs, plans, objectives of management, our market opportunity, our growth strategy, competition, expected activities, future acquisitions and investments, and the adequacy of our available cash resources, are forward-looking statements.  These forward-looking statements are often accompanied by words such as "believe," "should," "anticipate," "plan," "expect," "potential," "scheduled," "estimate," "intend," "seek," "goal," "may" and similar expressions.  These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  Moreover, we do not assume any responsibility for the accuracy and completeness of such statements in the future.

We have also discussed the risks to our business as described above in "Risk Factors." Given these risks and uncertainties, we can give no assurances that results projected in any forward-looking statements will in fact occur and therefore caution investors not to place undue reliance on them. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock by the Selling Stockholders pursuant to this prospectus.  We will bear all costs, fees or expenses incurred in effecting the registration of the Shares, except to the extent required to be paid by the Selling Stockholders under applicable law.  The Selling Stockholders named in this prospectus will also pay any discounts and commissions, along with transfer taxes, if any.

SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the Selling Stockholders' record ownership of our outstanding common stock as of June 30, 2011 (pro forma for the exercise of the warrants which occurred on July 11, 2011).  For more information, see "Description of Securities to be Registered" above.  This prospectus relates to the possible resale by the Selling Stockholder of any or all of the Shares.  This table lists the percentage ownership based on 36,382,040 shares of common stock outstanding as of that date. The address for the Selling Stockholders is c/o Kelso & Company, L.P. ("Kelso"), 320 Park Avenue, 24th Floor, New York, New York 10022.  George E. Matelich and Stanley de Jongh Osborne are managing directors of Kelso and both serve as members of our board of directors.

	Shares of Common Stock Owned Prior to This Offering			Shares of Common Stock that may be Offered Hereby	Share of Common Stock Owned Following This Offering (1)
Selling Stockholders	Number		Percent	Number	Number	Percent

Kelso Investment Associates, VII, L.P.	12,396,634	(2)	34.07%	12,396,634	-	-
KEP VI, LLC	12,396,634	(2)	34.07%	12,396,634	-	-
________________________
(1) Assumes that all Shares offered by this prospectus are sold by the Selling Stockholders.  The Selling Stockholders may elect to sell none, some or all of the Shares.

(2) Includes (i) 9,936,243 shares of common stock held of record by Kelso Investment Associates VII, L.P. ("KIA VII") and (ii) 2,460,391 shares of common stock held of record by KEP VI, LLC ("KEP VI").  KIA VII and KEP VI, due to their common control, could be deemed to beneficially own each other’s shares.  Each of KIA VII and KEP VI disclaim such beneficial ownership.  Each of Frank T. Nickell, Thomas R. Wall, IV, Mr. Matelich, Michael B. Goldberg, Frank K. Bynum, Jr., David I. Wahrhaftig, Philip E. Berney, Frank J. Loverro, James J. Connors, II, Church M. Moore and Mr. Osborne (the "Kelso Individuals") could be deemed to share investment and voting power with respect to, and beneficial ownership of, shares of common stock owned by KIA VII and KEP VI by virtue of his status as a managing member of KEP VI and of Kelso GP VII, LLC, a Delaware limited liability company, the principal business of which is serving as the general partner of Kelso GP VII, L.P., a Delaware limited partnership, the principal business of which is serving as the general partner of KIA VII.  Each of the Kelso Individuals disclaims such beneficial ownership.  Christopher L. Collins may be deemed to share investment and voting power with respect to, and beneficial ownership of, shares of common stock owned by KEP VI by virtue of his status as a managing member of KEP VI.  Mr. Collins disclaims such beneficial ownership.

Transactions and Relationships with Selling Stockholders

No Selling Stockholder has held any position or office with us or any of our predecessors or affiliates within the past three years.  George E. Matelich and Stanley de Jongh Osborne are managing directors of Kelso, an affiliate of the Selling Stockholders and both serve as members of our board of directors.  Except as described below, no Selling Stockholder has had any material transaction or relationship with us or any of our predecessors or affiliates within the past three years.

On December 1, 2006, we entered into an agreement with Kelso, an affiliate of the Selling Stockholders, pursuant to which Kelso may at our request provide consulting and advisory services to us. Pursuant to this agreement, we agreed to indemnify on a limited basis, Kelso, the Selling Stockholders and certain of their respective affiliates (the "Kelso Group") for any and all third party claims made against any member of the Kelso Group in connection with the issuance of our securities to the Kelso Group.

PLAN OF DISTRIBUTION

We are registering the Shares issued to the Selling Stockholders to permit the resale of such Shares by the Selling Stockholders from time to time after the date of this prospectus.  The Selling Stockholders may sell all or a portion of the Shares from time to time directly or through one or more dealers or agents. If the Shares are sold through dealers or agents, we will not be responsible for dealer or agent commissions. The Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and sell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and sale by the broker-dealer for its account;
•	any exchange distribution and/or secondary distributions in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of the Shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through swaps or other derivatives;
•	sales in the over-the-counter market;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and, in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Shares therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares in the course of hedging the positions they assume. The Selling Stockholders may also sell our shares short and deliver the Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell the Shares. The Selling Stockholders may from time to time pledge or grant a security interest in any or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell some or all of the Shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares, which Shares such broker-dealer or other financial institution may sell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any dealer or agent participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act").

Each Selling Stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. Upon us being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such dealer(s), where applicable, (v) that such dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any of the Selling Stockholders will sell any or all of the Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We have agreed to use reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of (a) all of the Shares that could have been sold pursuant to this prospectus have been sold or are no longer outstanding and (b) three years from the date this registration statement is made effective. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to shares of our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The Selling Stockholders have agreed to indemnify us against any and all losses arising with respect to (i) any untrue statement or alleged statement in or (ii) any omission or alleged omission to state a fact required to be stated in a registration statement or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon any written information furnished to us by the Selling Stockholders specifically for use in the registration statement.  Additionally, we have agreed to indemnify the Selling Stockholders and their affiliates against any and all losses based upon or arising from (x) any untrue statement or alleged untrue statement contained in a registration statement under which certain securities were registered; or (y) any omission or alleged omission to state a fact required to be stated in a registration statement or necessary to make the statements therein not misleading.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for us by Chamberlain, Hrdlicka, White, Williams & Martin, P.C.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance upon the report of UHY LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus.  This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to an agreement or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of this prospectus and the documents incorporated by reference herein for a copy of that agreement or other document.  Additionally, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read, review and copy this registration statement, as well as all other documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at the above mentioned address.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet website at http://www.sec.gov.  The information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

Additionally, you may review this registration statement, as well as all other documents filed by us with the SEC at our home page located at www.globalgeophysical.com. All reports filed by us with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC.  Unless specifically listed under "Incorporation of Certain Information by Reference" below, information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any prospectus supplement. Our business, financial condition and results of operations may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC's rules allow us to "incorporate by reference" certain reports we have previously filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those specific reports. All information "incorporated by reference" into this prospectus is considered part of this prospectus from the date of filing this prospectus.  The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and all documents we subsequently file with the SEC after the filing of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the sale of all Shares registered hereunder or termination of the registration statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;
•
our Current Reports on Form 8-K filed on January 5, 2011, January 14, 2011, January 19, 2011, February 3, 2011, February 7, 2011, March 10, 2011, March 11, 2011, April 21, 2011, April 28, 2011, April 29, 2011, June 14, 2011, June 15, 2011, July 13, 2011, and July 15, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011; and
•
the description of our common stock is contained in our registration statement on Form S-1/A (File No. 333-162540) filed on April 21, 2010, including any amendment or report filed for the purpose of updating that description.

Nothing in this prospectus shall be deemed to incorporate information furnished but not yet filed with the SEC.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above in "Where You Can Find More Information." Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the internet at:

Global Geophysical Services, Inc.
13927 South Gessner Road
Missouri City, Texas 77489
(713) 808-7321
Attn: Investor Relations
Internet Website: www.globalgeophysical.com

The contents of our website are not, however, a part of this Form S-3.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses expected to be incurred by us in connection with the offering described in this registration statement.  All amounts are estimates except the registration and filing fees.

Expenses	Amount
Securities and Exchange Commission Registration fee	$24,654
Printing and engraving expenses	5,000
Legal fees and expenses	20,000
Accounting fees and expenses	5,000
Miscellaneous	2,000
Total	$56,654

Item 15.  Indemnification of Directors and Officers

Delaware General Corporation Law.  Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Law") provides generally and in pertinent part that a corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.  Section 145(b)  provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Sections 145(f) and 145(g) permit a corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase and maintain insurance on behalf of its directors and officers.

Certificate of Incorporation.  As permitted by Section 102(b)(7) of Delaware Law, Article VIII of our Third Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of our directors for violations of their fiduciary duty. Article VIII provides that any director, officer, incorporator, employee, or agent of our corporation, (or persons serving at our request as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise) who was or is a party or is or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) shall be entitled to be indemnified by us, and we are authorized to indemnify such person or persons, to the fullest extent permitted by law, including without limitation, against expenses (including counsel fees and disbursements), judgments, fines, excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such person. The indemnification shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted in our Bylaws, by any agreement, by vote of stockholders, by resolution of our disinterested directors, by provisions of law or otherwise.

Bylaws.  Article 6 of our Bylaws, effective as of April 27, 2010, also provides for indemnification of current or former directors, officers, employees and agents, or any person who served or is serving at our request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Section 145 of Delaware Law. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.  Indemnification rights shall inure to the benefit of the heirs, executors and administrators of such indemnified person.

Indemnification Agreements.  We have entered into Indemnification Agreements with certain of our directors, whereby we agree to indemnify the director to the fullest extent permitted by law, if the director was, is or becomes a party to, a witness to, or other participant in or threatened to be made a participant of a suit, proceeding, hearing or such whether civil, criminal, administrative, or investigative.  The Indemnification Agreement shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

We maintain directors' and officers' liability and corporation reimbursement insurance for our benefit and the benefit of our directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Delaware law and our Bylaws.

Item 16.  Exhibits

Exhibit Number	Description of Exhibit
4.1
Warrant Agreement, dated as of March 29, 2007, by and among Global Geophysical Services, Inc., Kelso Investment Associates VII, L.P. and KEP VI, LLC (incorporated by reference to Exhibit 4.2  to the Form S-1 filed October 16, 2009, File No. 333-162540)

4.2
Stockholders Agreement dated as of November 30, 2006 among Global Geophysical Services, Inc. Kelso Investment Associates VI, L.P., KEP VI, LLC, and those other parties identified therein (incorporated by reference to Exhibit 10.14  to the Form S-1 filed October 16, 2009, File No. 333-162540)

4.3	Plan of Recapitalization dated as of December 18, 2009 (incorporated by reference to Exhibit 4.3 to the Form S-1/A filed January 19, 2010, File No. 333-162540)
4.4
Amendment to Stockholders Agreement between Global Geophysical Services, Inc. and certain stockholders dated November 30, 2006 (incorporated by reference to Exhibit 10.33 to the Form S-1/A filed January 19, 2010, File No. 333-162540)

5.1	Opinion of Chamberlain, Hrdlicka, White, Williams & Martin, P.C. (filed herewith)
23.1	Consent of UHY LLP, Independent Registered Certified Public Accounting Firm (filed herewith)
23.2	Consent of Chamberlain, Hrdlicka, White, Williams & Martin, P.C. (included in opinion filed as Exhibit 5.1 herewith)
24.1	Power of Attorney (contained on signature page)

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Missouri City, Texas on July 28, 2011.

GLOBAL GEOPHYSICAL SERVICES, INC.
By: /s/ RICHARD A. DEGNER
Richard A. Degner President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Degner and P. Mathew Verghese, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed  by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RICHARD A. DEGNER Richard A. Degner	President and Director (Chief Executive Officer and Principal Executive Officer)	July 28, 2011
/s/ P. MATHEW VERGHESE P. Mathew Verghese	Senior Vice President (Chief Financial Officer, and Principal Financial Officer)	July 28, 2011
/s/ JESSE PEREZ, III Jesse Perez, III	Chief Accounting Officer (Principal Accounting Officer)	July 28, 2011
/s/ DAMIR S. SKERL Damir S. Skerl	Director	July 28, 2011
/s/ MICHAEL C. FORREST Michael C. Forrest	Director	July 28, 2011
/s/ GEORGE E. MATELICH George E. Matelich	Director	July 28, 2011
/s/ STANLEY DE JONGH OSBORNE Stanley de Jongh Osborne	Director	July 28, 2011
/s/ KARL F. KURZ Karl F. Kurz	Director	July 28, 2011
/s/ MICHAEL S. BAHORICH Michael S. Bahorich	Director	July 28, 2011
/s/ JOSEPH P. MCCOY Joseph P. McCoy	Director	July 28, 2011